Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

N-2

Guggenheim Strategic Opportunities Fund

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Equity	Common shares of beneficial interest, $0.01 par value per share	(1)	457(o)		$	$969,300,000.00	0.0001381		$133,860.33				$
Carry Forward Securities
Carry Forward Securities	Equity	Common shares of beneficial interest, $0.01 par value per share	(2)	415(a)(6)		$	$30,700,000.00		$		N-2	333-279126	05/06/2024		$4,531.32

Total Offering Amounts:							$1,000,000,000.00			133,860.33
Total Fees Previously Paid:										0.00
Total Fee Offsets:										0.00
Net Fee Due:										$133,860.33

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Offering Note(s)

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under the registration statement.
(2)	Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward $46,758,272 aggregate principal offering price of unsold common shares of beneficial interest (the “Unsold Shares”) that were previously registered for sale under a Registration Statement on Form N-2 effective on May 3, 2024 (File No. 333-279126) (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Shares will continue to be applied to such Unsold Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Shares under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.